Exhibit 5.1

August 1, 2025

Terreno Realty Corporation

10500 NE 8th Street, Suite 1910

Bellevue, WA 98004

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Terreno Realty Corporation, a Maryland corporation (the “Company”), in connection with the preparation of the registration statement on Form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) to effect registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 2,686,616 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), comprised of (i) 2,000,000 shares of Common Stock reserved for awards available for future issuance under the Terreno Realty Corporation 2025 Equity Incentive Plan (the “2025 Plan”), (ii) 248,109 shares of Common Stock remaining available for issuance under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) as of the date hereof, and (iii) 438,507 shares of Common Stock underlying outstanding awards under the 2019 Plan, which if forfeited, cancelled or otherwise terminated (other than by exercise) under the 2019 Plan shall be added back to the shares of Common Stock available for issuance under the 2025 Plan, subject to certain adjustments as provided in the 2025 Plan.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)

the Articles of Amendment and Restatement of the Company, together with all amendments and articles supplementary filed to date with respect thereto, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) as of May 2, 2025, and by an officer of the Company as of the date hereof (collectively, the “Charter”);

(iii)	the Amended and Restated Bylaws of the Company, together with all amendments filed to date with respect thereto, as presently in effect, as certified by an officer of the Company on August 1, 2025;

(iv)

the 2025 Plan and the forms of award agreements related thereto that were attached as exhibits to the Registration Statement or otherwise incorporated by reference into the exhibits of the Registration Statement;

 Terreno Realty Corporation

 August 1, 2025

(v)

a certificate of status (good standing) of the SDAT certifying as to the incorporation and good standing of the Company under the laws of the State of Maryland, dated as of July 23, 2025 (the “Good Standing Certificate”); and

(vi)

the resolutions adopted by the board of directors of the Company and approvals by the stockholders of the Company regarding the 2025 Plan, and other matters related thereto, as certified by an officer of the Company on August 1, 2025.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. We have also assumed that the individual issuances, grants, awards or grants of purchase rights under the 2025 Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law, the 2025 Plan and the agreements, forms of instrument, awards and grants duly adopted thereunder.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued and sold as described in the Registration Statement and in accordance with the 2025 Plan and the applicable award agreement thereunder, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Maryland General Corporation Law, as in effect on the date of this opinion letter.

 Terreno Realty Corporation

 August 1, 2025

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the issuance and delivery of the Shares as described in the Registration Statement and in accordance with the terms of the 2025 Plan and the applicable award agreement thereunder. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP